Exhibit 10

ALLIED MOTION TECHNOLOGIES INC.

2007 STOCK INCENTIVE PLAN

(Restated effective February 15, 2013)

SECTION 1

INTRODUCTION

1.1          Establishment.  Allied Motion Technologies Inc. hereby establishes the Allied Motion Technologies Inc. 2007 Stock Incentive Plan.

1.2          Purposes.  The Plan is provided in order that selected Eligible Participants who are responsible for the conduct and management of the Company’s business or who are involved in endeavors significant to its success, may be given an inducement to acquire a proprietary interest in the Company, to gain an added incentive to advance the interests of the Company and to remain affiliated with the Company.

SECTION 2

DEFINITIONS

2.1          Definitions.  The following terms shall have the meanings set forth below:

(a)           “Approved Transaction” has the meaning set forth in Section 5.2.

(b)           “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards and Cash Awards.

(c)           “Award Agreement” means the written document, in such form as is determined by the Committee from time to time (which may, for Cash Awards, consist of Committee resolutions or other Committee-approved documentation), which reflects the terms and conditions of an Award to an Eligible Participant.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Cash Award” means an Award made pursuant to Section 8 to an Eligible Participant that is paid solely on account of the attainment of one or more Performance Objectives that have been preestablished by the Committee.

(f)            “Cause” means, unless otherwise defined in the Award Agreement:

(i)            an Eligible Participant’s willful or gross misconduct, or willful or gross negligence, in the performance of his or her duties for the Employer, after prior written notice of such misconduct or negligence and the continuance thereof for a period of 30 days after receipt by such Eligible Participant of such notice;

(ii)           an Eligible Participant’s intentional or habitual neglect of his or her duties for the Employer after prior written notice of such neglect and the continuance thereof for a period of 30 days after receipt by such Eligible Participant of such notice;

(iii)          an Eligible Participant’s illegal use of drugs or excessive and habitual use of alcohol, either of which substantially affects the Eligible Participant’s ability to perform his or her duties for the Employer; or

(iv)          an Eligible Participant’s theft or misappropriation of funds or property of the Employer, or the commission of a felony.

(g)           “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(h)           “Committee” means the committee established under Section 3.1.

(i)            “Company” means Allied Motion Technologies Inc., or any successor thereto.

(j)            “Director” means an individual who is a director of the Company or any Parent or Subsidiary on the date of an Award grant, and who is not a common-law employee of the Company or any Parent or Subsidiary.

(k)           “Dividend Equivalents” means, with respect to Restricted Stock to be issued at the end of the Restriction Period, but only to the extent specified by the Committee, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of Shares of Stock.

(l)            “Effective Date” means the effective date of the Plan, which originally was April 1, 2007, subject to approval of the Plan by the Company’s stockholders.  The Effective Date of the restatement of the Plan is February 15, 2013.

(m)          “Eligible Participants” means an officer or employee of the Employer, or a Director, or any other person providing services to the Company, whose judgment, initiative, and continued efforts are expected to contribute to the successful conduct of the business of the Employer, as determined by the Committee.  Notwithstanding the above, with respect to any Performance Award, Eligible Participant means any key employee of the Employer.

(n)           “Employer” means the Company, any Parent, and any Subsidiary.

(o)           “Exercise Price” means that price at which an Option or an SAR may be exercised.

(p)           “Fair Market Value” means the average of the closing bid and asked price in the over-the counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) for the date in question (whether the common stock is traded on the NASDAQ Small Cap Market or the NASDAQ National Market System),

or such other system then in use.  If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions or, if on any such date the Stock is not quoted by any such organization, the average of the closing bid and asked price as furnished by a professional market maker making a market in the Stock, as selected by the Committee.  In the event the Stock is not traded in the over-the-counter market or no market maker is making a market in the Stock, the Fair Market Value of the Stock on any date shall be determined in good faith by the Committee after such consultation with outside legal, accounting and other experts as the Committee may deem advisable.

(q)           “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422.

(r)            “Non-Statutory Option” or “NSO” means any Option other than an Incentive Stock Option.

(s)            “Option” means a right to purchase Stock at a stated price (the Exercise Price) for a specified period of time.  As used in this Plan, the term “Option” will refer both to any Non-Statutory Option and any Incentive Stock Option.

(t)            “Option Period” means that period during which a vested Option or other vested Award may be exercised.

(u)           “Parent” means any company during any period in which it is a parent corporation, as defined in Code Section 424(e), with respect to the Company.

(v)           “Performance Award” means an Award made pursuant to Section 8 to an Eligible Participant that is subject to the attainment of one or more Performance Objectives.

(w)          “Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

(x)           “Plan” means this Allied Motion Technologies, Inc. 2007 Stock Incentive Plan, as it may be amended from time to time.

(y)           “Restricted Stock” means Shares of Stock which are subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Eligible Participant or achievement of performance or other objectives by the Eligible Participant, as determined by the Committee.

(z)           “Restriction Period” means a period of time beginning on the date of each Award of Restricted Stock and ending on the vesting date with respect to such Award.

(aa)         “Retained Distributions” has the meaning set forth in Section 7.3(b).

(bb)         “Share” or “Shares” means a share or shares of Stock.

(cc)         “Stock” means the common stock, no par value, of the Company.

(dd)         “Stock Appreciation Right” or “SAR” means the right to receive, in cash or Shares (as determined in accordance with Section 6.5) with a value equal to (or otherwise based on) the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise; over (ii) the Exercise Price for such Shares.

(ee)         “Subsidiary” means any company during any period in which it is a subsidiary corporation, as defined in Code Section 424(f), with respect to the Company.

2.2          Gender and Number.  Except where otherwise indicated by the context, the masculine gender also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

SECTION 3

PLAN ADMINISTRATION

3.1          Committee.  The authority to control and manage the operation and administration of the Plan will be vested in the “Committee” described in this Section 3.1.  The Committee will be appointed by the Board and generally will consist of two or more members of the Board.  If a Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that otherwise would be the responsibility of the Committee.  The Board may appoint such special committees as the Board determines necessary or desirable in accordance with the following provisions:

(a)           With respect to the grant of Awards to persons who are or may become “covered employees,” as such term is defined in Code Section 162(m), if such Award is reasonably anticipated to result in the payment of employee remuneration that otherwise would exceed the limit on employee remuneration deductible for income tax purposes pursuant to Code Section 162(m), the Awards will be granted by a Committee consisting only of two or more outside directors.  For purposes of this Section 3.1(a), a Director will be treated as an “outside director” if the director (i) is not a current employee of the Company or its affiliates; (ii) is not a former employee of the Company or its affiliates who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or its affiliates; and (iv) does not receive remuneration, either directly or indirectly, in any capacity other than as a director.  For purposes of this subsection, the Company’s affiliates will be determined based on the regulations promulgated under Code Section 162(m).

(b)           With respect to the grant of Awards for which the exemption from Section 16(b) of the Securities Exchange Act of 1934 provided by Rule 16b-3 is desired, the Award will be granted by a Committee consisting of (i) only “non-employee directors” or (ii) the full Board.  Alternatively, the Award may be granted by a Committee consisting of persons who are not non-employee directors; provided that the Award is approved by the full Board.

3.2          Power and Authority of Committee.  The Committee’s administration of the Plan will be subject to the following:

(a)           Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Participants those persons who will receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, to accelerate vesting of Awards, to waive compliance (either generally or in any one or more particular instances) by an Eligible Participant with the requirements of any rule or regulation with respect to an Award, subject to the Plan provisions or other applicable requirements; and (subject to the restrictions imposed by Section 9.2) to cancel or suspend Awards.

(b)           To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)           The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, to decide all questions and settle all controversies and disputes which may arise in connection with the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)           Any interpretation of the Plan by the Committee and any decision made by it under the Plan will be final and binding on all persons.

(e)           In controlling and managing the operation and administration of the Plan, the Committee will take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

3.3          Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

3.4          Indemnification.  In addition to any other rights of indemnification, the Company shall provide indemnification, either directly or indirectly through insurance policies or otherwise, for directors, Committee members, employees and former employees against liabilities and expenses they incur with respect to this Plan in connection with holding such positions, in each case to the fullest extent permitted by law.  Whenever such a person seeks indemnification by the Company against any liability or expenses incurred in any threatened, pending or completed proceeding in which such person is a party because he or she holds or has held any such position, the Company shall proceed diligently and in good faith to make a determination whether indemnification is permissible in the circumstances.  If indemnification is determined to be permissible, the Company shall indemnify such persons to the fullest extent permissible, provided that any indemnification for expenses shall be limited to the amount found to be reasonable by an evaluation conducted in a manner permitted by applicable law, and this authorization shall include reimbursement for reasonable expenses incurred in advance of final disposition of the proceeding.  This Section shall not be interpreted to limit in any manner any indemnification the Company may be required to pay pursuant to applicable statutes, any court order, or any contract, resolution or other commitment which is legally valid.

SECTION 4

STOCK SUBJECT TO THE PLAN

4.1          Number of Shares.  1,800,000 Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan.  Shares which may be issued upon the grant or exercise of Awards shall be applied to reduce the maximum number of Shares remaining available under the Plan.  At all times during the term of the Plan and while any Awards are outstanding, the Company shall retain as authorized and unissued stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.  In addition, the following additional maximums will apply:

(a)           The number of Shares of Stock that may be issued under Options intended to be treated as ISOs shall not exceed the maximum number of Shares available for issuance under the Plan, as set forth above.

(b)           The maximum number of Shares of Stock that may be issued in conjunction with Restricted Stock Awards granted pursuant to Section 7 shall equal 100% of the maximum number of Shares available for issuance under the Plan, as set forth above.

(c)           The maximum number of Shares of Stock that may be covered by Awards granted to any one Eligible Participant during any calendar year shall be:

(i)            200,000 Shares for Restricted Stock Awards;

(ii)           100,000 Shares for Option and SAR Awards; and

(iii)          400,000 Shares for Performance Awards relating to Shares of Stock.

(d)           The maximum amount of Cash Awards that may be payable to any one Eligible Participant during any calendar year shall be $2.0 million.

4.2          Unused and Forfeited Stock.  Any Shares that are subject to an Award under this Plan which are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Award which expires or is terminated or canceled for any reason, any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Award is exercised, and any Shares retained by the Company to satisfy applicable withholding obligations automatically shall become available for use under the Plan.

SECTION 5

CAPITAL CHANGES AND CORPORATE TRANSACTIONS

5.1          Adjustments for Stock Split, Stock Dividend, Etc.

(a)           If the Company shall at any time increase or decrease the number of its outstanding Shares of Stock, or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if such Shares had been issued and outstanding, fully paid and nonassessable at the time of such occurrence:

(i)            the Shares of Stock as to which Awards may be granted under the Plan; and

(ii)           the Shares of Stock then included in each outstanding Award granted hereunder.

(b)           If any adjustment or substitution provided for in this Section 5.1 shall result in the creation of a fractional share under any Award, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such fractional share.

(c)           Adjustments under this Section 5.1 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties.

(d)           The effect, if any, on any Cash Award of an Approved Transaction shall be prescribed by the Committee.

5.2          Definitions Related to Approved Transactions.

(a)           Approved Transaction.  “Approved Transaction” means:

(i)            the acquisition directly or indirectly by any person (other than the Company, any Subsidiary, or any employee stock ownership plan or other employee benefit plan of the Company or any Subsidiary) during any period of 24 consecutive months of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Plan) of voting stock of any Subsidiary representing in the aggregate more than 40% of the total voting power of all voting stock of the Subsidiary;

(ii)           the sale, exchange or other disposition (other than by reason of the pledge or assignment of such assets as security for a loan) of all or substantially all of the assets of any Subsidiary or any division of the Company or a Subsidiary, if immediately after such transaction substantially all of such assets are not owned by the Company, any Subsidiary, or any employee stock ownership plan or other employee benefit plan of the Company or any Subsidiary;

(iii)          any merger or consolidation of the Company with one or more other corporations, whether or not the Company is the surviving corporation;

(iv)          any sale or other disposition of all or substantially all of the assets of the Company pursuant to a plan which provides for the liquidation of the Company;

(v)           any exchange by the holders of more than 50% of the outstanding Shares of Stock for securities issued by another entity, or in whole or in part for cash or other property, pursuant to a plan of exchange approved by the holders of a majority of such outstanding Shares;

(vi)          the acquisition directly or indirectly by any person (other than any Subsidiary, or any employee stock ownership plan or other employee benefit plan of the Company or any Subsidiary) during any period of 24 consecutive months of beneficial ownership of voting stock of the Company representing in the aggregate more than 40% of the total voting power of all voting stock of the Company;

(vii)         a change in the majority of the members of the Board other than by reason of voluntary resignation, retirement or death during a 24 consecutive month period; or

(viii)        any transaction to which Code Section 424(a) applies and to which the Company is a party.

(b)           Division.  A “division” means any operating or business unit designated by the Company, in its discretion, as constituting a division of the Company or of a Subsidiary.

(c)           Affected Employment or Service.  An Eligible Participant’s employment with the Company or a Subsidiary is “affected” in an Approved Transaction if:

(i)            if the Eligible Participant is employed by a Subsidiary and such employment is terminated by the Subsidiary solely as a result of an Approved Transaction with respect to such Subsidiary;

(ii)           if the Eligible Participant’s employment is transferred to any employer other than the Company or a Parent or Subsidiary as a result of the Approved Transaction;

(iii)          if the Eligible Participant remains employed with a Subsidiary which is no longer a Subsidiary of the Company as a result of the Approved Transaction; or

(iv)          solely with respect to an Approved Transaction with respect to the Company, as described in Section 5.2(iii), (iv), (v), (vi) or (vii), whether or not the Eligible Participant’s employment is terminated.

With respect to an Eligible Participant who is a Director, the Eligible Participant’s service will be “affected” in an Approved Transaction if such Eligible Participant’s service as a Director is terminated solely as a result of the Approved Transaction.  With respect to an Eligible Participant who is neither an employee nor a Director of any Employer, such Eligible Participant’s service will be “affected” in an Approved Transaction if such Eligible Participant’s service as a contractor to any Employer is terminated solely as a result of the Approved Transaction.  The

Committee will determine whether any Eligible Participant’s employment or service is affected by any Approved Transaction.

5.3          Accelerated Vesting Upon Approved Transaction.  In the event of any Approved Transaction, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Award Agreement or in the Plan, unless the applicable Award Agreement provides otherwise:

(a)           in the case of an Option or SAR, each such outstanding Option or SAR held by an Eligible Participant whose employment or service is affected by the Approved Transaction shall become exercisable in full in respect of the aggregate number of Shares covered thereby.

(b)           in the case of Restricted Stock, the Restriction Period applicable to each such Award of Restricted Stock held by an Eligible Participant whose employment or service is affected by the Approved Transaction shall be deemed to have expired and all such Restricted Stock, any related Retained Distributions and any unpaid Dividend Equivalents shall become vested and any cash amounts payable pursuant to the applicable Award Agreement shall be adjusted in such manner as may be provided in the Award Agreement.

5.4          Assumption or Substitution.  In the event of an Approved Transaction, the Committee, in its sole discretion and without the consent of any Eligible Participant, may provide that the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), either will assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options and SARs (as the case may be) for the Acquiror’s stock.

5.5          Settlement and Cancellation of Options and SARs.  The Committee, in its sole discretion and without the consent of any Participant, may determine that, upon the occurrence of an Approved Transaction, each or any Option or SAR outstanding immediately prior to the Approved Transaction shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option or SAR in (i) cash, (ii) stock of the Company or of a corporation or other business entity which is a party to the Approved Transaction, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Stock in the Approved Transaction over the exercise price per share under such Option or SAR (the “Spread”).  In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled Options and SARs as soon as practicable following the date of the Approved Transaction.

5.6          Termination of Unexercised Option and SARs.  If any Option or SAR is not to be assumed or substituted for as provided in Section 5.4 and is not to be canceled pursuant to Section 5.5, in connection with an Approved Transaction, the Committee, in its sole discretion, may give written notice to the Participant holding such Option or SAR establishing a date by which such Option or SAR must be exercised, to the extent then exercisable (taking into account any acceleration of exerciseability under Section 5.3, prior to the consummation of the Approved Transaction.  Such notice shall describe the Approved Transaction and the consideration per share of Stock (if any) expected to be received as a result of the Approved Transaction.  Any such Option or SAR that is not exercised on or before the date specified in such notice (subject to extension by the Committee) shall terminate upon the consummation of the Approved Transaction, whether or not the Option or SAR was exercisable on such date.  The Participant holding such Option or SAR may make any exercise thereof conditional upon the consummation of the Approved Transaction and, if the Approved Transaction is not consummated, the Participant shall be restored to the position that he or she would have been in had the notice not been given.

SECTION 6

OPTIONS AND STOCK APPRECIATION RIGHTS

6.1          Grant of Options and SARs.

(a)           Grant of Options.  An Eligible Participant may be granted one or more Options.  The Committee, in its sole discretion, shall designate whether an Option is to be considered an ISO or an NSO.  The Committee may grant both an ISO and an NSO to the same Eligible Participant at the same time or at different times.  ISOs and NSOs, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

(b)           Grant of SARs.  SARs may not be granted in tandem with any portion of a related Option.  Instead, SARs must be granted independently of any Option.  SARs will be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Award Agreement.

6.2          Participation.  ISOs shall not be granted to non-employee Directors or any other person who is not an employee of an Employer.  Eligible Participants who have been granted Options or SARS may, if otherwise eligible, be granted additional Options, SARs, or other Awards.

6.3          Option and SAR Award Agreements.  Each Option and SAR Award granted under the Plan shall be evidenced by a written Award Agreement which shall be entered into by the Company and the Eligible Participant to whom the Option or SAR is granted, and which shall contain such terms and conditions as the Committee may consider appropriate in each case.  In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

(a)           Number of Shares.  Each Award Agreement shall state that it covers a specified number of Shares, as determined by the Committee.

(b)           Limit on ISOs Granted:  Notwithstanding any other provision of the Plan, for any Eligible Participant, the aggregate Fair Market Value of the Shares with respect to which an ISO first is exercisable in any calendar year, under this Plan or any other plan, shall not exceed $100,000 (or such greater amount as may be approved under Code Section 422(d)).  For this purpose, the Fair Market Value of the Shares shall be determined as of the time the Option is granted.

(c)                                  Exercise Price.  The Exercise Price for any Option or SAR shall be determined by the Committee and shall be set forth in the Award Agreement.

(i)                                     In no event shall the Exercise Price for each Share covered by an ISO or a NSO be less than the Fair Market Value of the Stock on the date the ISO or NSO is granted.

(ii)                                  The Exercise Price for each Share covered by an ISO granted to an Eligible Participant who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary must be at least 110% of the Fair Market Value of the Stock on the date the Option is granted.

(d)                                 Option Period and Vesting of Options.  Each Award Agreement shall state the Option Period and any vesting requirements applicable to the Option or SAR.

(i)                                     The Option Period must expire, in all cases, not more than ten years from the date an Award is granted; provided, however, that the Option Period of an ISO granted to an Eligible Participant who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary must expire not more than five years from the date such ISO is granted.

(ii)                                  Each Award Agreement also shall state the periods of time, if any, as determined by the Committee, when incremental portions of each Option or other Award shall vest.

(iii)                               Notwithstanding any other provision of the Plan, any Eligible Participant who is subject to Section 16 of the 1934 Act may not exercise any portion of an Option or SAR during the first six months following the grant of such Option or SAR, except that this limitation shall not apply in the event of the Eligible Participant’s death or disability during such six-month period.

(e)                                  Termination of Employment or Service, Death, Disability, Etc.  Except as otherwise set forth in the Award Agreement, each Option and each SAR shall be subject to the following requirements with respect to the exercise of the Option or SAR upon termination of the employment or service, or the death, of the Eligible Participant:

(i)                                     Termination for Cause.  If the employment of the Eligible Participant is terminated within the Option Period for Cause, as determined by the Company, the Option or SAR (whether or not vested) thereafter shall be canceled and void for all purposes.

(ii)                                  Death.  If the Eligible Participant dies during the Option Period while still employed with the Employer, the Option or SAR may be exercised by those entitled to do so under the Eligible Participant’s will or by the laws of descent and distribution within six (6) months after the Eligible Participant’s death (provided that such exercise must occur within the Option Period), but not thereafter.  In any such case, the Option or SAR may be exercised only as to the Shares as to which the Option or SAR had become exercisable on or before the date of the Eligible Participant’s death.

(iii)                               Disability.  If the Eligible Participant becomes disabled (within the meaning of Code Section 22(e)) during the Option Period while still employed with the Employer, the Option or SAR may be exercised within ninety (90) calendar days after the Eligible Participant’s termination of employment due to such disability (provided that such exercise must occur within the Option Period), but not thereafter.  In any such case, the Option or SAR may be exercised only as to the Shares as to which the Option or SAR had become exercisable on or before the date of the Eligible Participant’s disability.

(iv)                              Other Terminations.  If the employment of the Eligible Participant with the Employer is terminated within the Option Period for any reason other than Cause, disability, or the Eligible Participant’s death, the Option or SAR may be exercised by the Eligible Participant within thirty (30) calendar days after the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter.  In any such case, the Option or SAR may be exercised only as to the Shares as to which the Option or SAR had become exercisable on or before the date of termination of employment.

(v)                                 Applicability of Section to Directors and Non-Employees.  Unless otherwise provided in the Award Agreement, the provisions relating to exercise periods in this Section 6.3(e) after termination of an Eligible Participant’s employment will apply to each Director by substituting a reference to the Director’s service as a Director for each reference to an Eligible Participant’s employment in this Section, and to each Eligible Participant who is neither a Director nor an Employee of any Employer by substituting a reference to the Eligible Participant’s service as a contractor for each reference to an Eligible Participant’s employment in this Section.

(f)                                   Exercise, Payments, Etc.

(i)                                     Except as otherwise provided in the Award Agreement, an Option or SAR shall be exercised by delivery to the Corporate Secretary of the Company of written notice specifying the particular Option or SAR (or portion thereof) which is being exercised, the number of Shares with respect to which such Option or SAR is exercised and, in the case of an Option, including payment of the Exercise Price.  Such notice shall be in a form satisfactory to the Committee.  The exercise of the Option or SAR shall be deemed effective upon receipt of such notice by the Corporate Secretary and, if applicable, payment to the Company of the Exercise Price.

(ii)                                  The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (iii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Eligible Participant.

(iii)                               With respect to the exercise of an Option, the Exercise Price shall be paid by any of the following methods or any combination of the following methods:

(A)                               in cash;

(B)                               by check payable to the order of the Company;

(C)                               if approved by the Committee, by delivery to the Company of certificates representing the number of Shares then owned by the Eligible Participant, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Eligible Participant for such minimum period of time as may be established from time to time by the Committee.  The Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date and the exercise date shall be the day of the delivery of the certificates for the Stock used as payment of the Exercise Price; or

(D)                               by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law including, but not limited to, the withholding of Shares otherwise issuable pursuant to the exercise of the Option.

(g)                                  Date of Grant.  An Option or SAR shall be considered as having been granted on the date specified in the grant resolution of the Committee.

6.4                               Stockholder Privileges.  Prior to the exercise of the Option and the transfer of Shares to the Eligible Participant, an Eligible Participant shall have no rights as a stockholder with respect to any Shares subject to any Option or SAR granted to such person under this Plan, and until the Eligible Participant becomes the holder of record of such Stock, no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Eligible Participant becomes the holder of record of such Stock, except as provided in Section 6.

6.5                               Settlement of Award.  Shares of Stock delivered pursuant to the exercise of an Option or SAR will be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement.  Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee.  The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or a SAR as the Committee determines to be desirable.

SECTION 7

RESTRICTED STOCK AWARDS

7.1                               Grant of Restricted Stock Awards.  Subject to the limitations of the Plan, the Committee shall designate those eligible persons to be granted awards of Restricted Stock, shall determine the time when each such Award shall be granted, whether Shares covered by Awards of Restricted Stock will be issued at the beginning or the end of the Restriction Period and whether Dividend Equivalents will be paid during the Restriction Period in the event Shares are to be issued at the end of the Restriction Period, and shall designate (or set forth the basis for determining) the vesting provisions applicable to each Award of Restricted Stock.  The

Committee shall determine the price, if any, to be paid by the Eligible Participant for the Restricted Stock.  All determinations made by the Committee pursuant to this Section 7 shall be specified in the Award Agreement.

7.2                               Restricted Stock Award Agreements.  Each Restricted Stock Award granted under the Plan shall be evidenced by a written Award Agreement which shall be entered into by the Company and the Eligible Participant to whom the Restricted Stock is granted, and which shall contain such terms and conditions as the Committee may consider appropriate in each case.  In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

7.3                               Issuance of Restricted Stock at Beginning of the Restriction Period.  If Shares of Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Stock shall be registered in the name of the Eligible Participant to whom such Restricted Stock shall have been awarded.  During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Award Agreement.  Such certificates shall remain in the custody of the Company and the Eligible Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Agreement.

(a)                                 Restricted Stock issued at the beginning of the Restriction Period shall constitute issued and outstanding Stock for all corporate purposes.

(b)                                 The Eligible Participant will have the right to vote such Restricted Stock, to receive and retain such dividends and distributions, as the Committee may in its sole discretion designate, paid or distributed on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Stock with respect to such Restricted Stock; except, that (i) the Eligible Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period as provided in Section 7.3; (iii) other than such dividends and distributions as the Committee may in its sole discretion designate, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Eligible Participant may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock or any Retained Distributions or his interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

7.4                               Issuance of Stock at End of the Restriction Period.  Restricted Stock issued at the end of the Restriction Period shall not constitute issued and outstanding Shares of Stock and the Eligible Participant shall not have any of the rights of a stockholder with respect to the Stock covered by such an Award of Restricted Stock, in each case until such Stock shall have been transferred to the Eligible Participant at the end of the Restriction Period.  If and to the extent that Shares of Stock are to be issued at the end of the Restriction Period, the Eligible Participant shall be entitled to receive Dividend Equivalents with respect to the Stock covered thereby either (i) during the Restriction Period or (ii) in accordance with the rules applicable to Retained Distributions, as the Committee may specify in the Award Agreement.

7.5                               Restricted Stock Cash Awards.  In connection with any Award of Restricted Stock, an Award Agreement may provide for the payment of a cash amount to the Eligible Participant who is granted such Restricted Stock at any time after such Restricted Stock shall have become vested.  Such cash awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Award Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Eligible Participant shall be otherwise entitled or eligible to receive from the Company.  Any such cash award shall be made in compliance with the provisions of Code Section 409A and the regulations promulgated thereunder.

7.6                               Completion of Restriction Period.  Upon the vesting of each Award of Restricted Stock, and the satisfaction of any other applicable restrictions, terms and conditions (a) all or the applicable portion of such Restricted Stock shall become vested, (b) any Retained Distributions and any unpaid Dividend Equivalents with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested and (c) any cash award to be received by the Eligible Participant with respect to such Restricted Stock shall become payable, all in accordance with the terms of the applicable Award Agreement.  Any such Restricted Stock, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company and the Eligible Participant shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Stock, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited.  Subject to the requirements of Code Section 409A, the Committee may, in its discretion, provide that the delivery of any Restricted Stock, Retained Distributions and unpaid Dividend Equivalents that shall have become vested, and payment of any cash awards that shall have become payable, shall be deferred until such date or dates as the recipient may elect.  Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including compliance with Code Section 409A, as the Committee may provide.

SECTION 8

PERFORMANCE AWARDS

8.1                               Cash Awards.  In addition to granting Options, SARs and Restricted Stock, the Committee shall, subject to the limitations of the Plan, have authority to grant to Eligible

Participants Cash Awards.  A Cash Award may be made in the form of a Company contribution to a deferred compensation plan for the Eligible Participant.  Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine.  Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee.  The determinations made by the Committee pursuant to this Section 8.1 shall be specified in the applicable Award Agreement.

8.2                               Designation as a Performance Award.  The Committee shall have the right to designate any Award of Options, SARs or Restricted Stock as a Performance Award.  In addition, unrestricted shares of Stock may be granted as a Performance Award.  All Cash Awards under this Section 8 shall be designated as Performance Awards.

8.3                               Performance Award Agreements.  Each Performance Award granted under the Plan shall be evidenced by a written Award Agreement which shall be entered into by the Company and the Eligible Participant to whom the Performance Award is granted, and which shall contain such terms and conditions as the Committee may consider appropriate in each case.  In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

8.4                               Performance Objectives.  The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Eligible Participant, one or more business units, Divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies:

(a)                                 increased revenue or increased sales;

(b)                                 net income measures (including income after capital costs and income before or after taxes);

(c)                                  stock price measures (including growth measures and total stockholder return);

(d)                                 price per share of Stock;

(e)                                  market share;

(f)                                   earnings per share (actual or targeted growth);

(g)                                  earnings before interest, taxes, depreciation and amortization (EBITDA);

(h)                                 economic value added (EVA) (or an equivalent metric);

(i)                                     market value added;

(j)                                    debt to equity ratio;

(k)                                 cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities);

(l)                                     return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(m)                             operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);

(n)                                 expense measures (including overhead cost and general and administrative expense);

(o)                                 margins;

(p)                                 stockholder value;

(q)                                 total stockholder return;

(r)                                    proceeds from dispositions;

(s)                                   total market value and corporate values measures (including ethics compliance, environmental and safety).

Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).  The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.

8.5                               Termination of Employment.  The effect on a Cash Award of the termination of the Eligible Participant’s employment for any reason, other than for Cause, shall be prescribed in the applicable Award Agreement.  If the employment of the Eligible Participant is terminated for Cause, as determined by the Company, any unpaid Cash Awards held by such Eligible Participant shall immediately terminate.

8.6                               Section 162(m) of the Code.  Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Code Section 162(m), then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.

8.7                               Waiver of Performance Objectives.  The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify as qualified performance-based compensation under Code Section 162(m) and the relevant Agreement provides for such discretion.

SECTION 9

OPERATION AND ADMINISTRATION

9.1                               Rights as Employee, Consultant or Director.  Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, consultant or Director or interfere with or limit in any way any right of the Company or any Employer to terminate the Participant’s service at any time, subject to the terms of any written employment or other agreement to the contrary.  To the extent that an Employee of a Subsidiary receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

9.2                               Leaves of Absence.  Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

9.3                               Transfers of Awards.  Except as otherwise provided in the Award Agreement, or as the Committee shall determine from time to time, no right or interest of any Eligible Participant in an Award granted pursuant to the Plan (including any Options) shall be assignable or transferable during the lifetime of the Eligible Participant, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.  In the event of an Eligible Participant’s death, an Eligible Participant’s rights and interests in Awards shall, to the extent provided in this Plan, be transferable by testamentary will or the laws of decent and distribution.  In the opinion of the Committee, if an Eligible Participant is disabled from caring for his or her affairs because of mental condition, physical condition or age, such Eligible Participant’s Awards shall be exercised by such person’s guardian, conservator or other legal personal representative upon furnishing the  Committee with evidence satisfactory to the  Committee of such status.

9.4                               Withholding Requirements.

(a)                                 Generally.  The Company’s obligations to deliver Shares or other payment upon the exercise of an Option, SAR or other Award shall be subject to the Eligible Participant’s satisfaction of all applicable federal, state and local income and other tax withholding requirements.

(b)                                 Withholding With Stock.  At the time an Option is exercised by the Eligible Participant, the Committee, in its sole discretion, may permit the Eligible Participant to pay all such amounts of tax withholding, or any part thereof, by transferring to the Company, or directing the Company to withhold from Shares otherwise issuable to such Eligible Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be determined by the Committee at such time.  The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined.

9.5                               Compliance with Securities Laws.  The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

9.6                               Stock Restriction Agreement.  The Committee may provide that shares of Stock issuable upon the exercise or grant of an Award shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive an Eligible Participant’s term of employment with the Company.

9.7                               Other Employee Benefits.  The amount of any compensation deemed to be received by an Eligible Participant as a result of the exercise or grant of an Award shall not constitute “earnings” with respect to which any other employee benefits of such Eligible Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

9.8                               Code Section 409A Compliance.  The Options and SARs granted under this Plan, and the Restricted Stock Awards granted under this Plan, are intended to qualify at all times with the available exemptions from the application of Code Section 409A provided in the regulations promulgated and other guidance issued under Code Section 409A.  All other benefits and awards available under this Plan will be granted in a manner that complies with the requirements of Code Section 409A.  To the extent any provision of this Plan or any Award Agreement would result in any penalty under Code Section 409A, such provision shall be interpreted in a manner to avoid such penalty or such provision shall be amended to avoid such penalty to the extent permitted under Code Section 409A.

SECTION 10

PLAN AMENDMENT, MODIFICATION AND TERMINATION

10.1                        Termination and Amendment of Plan.  The Board may at any time terminate, and from time-to-time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval otherwise is necessary or desirable.  Shareholder approval shall be required in order to:

(a)                                 increase the maximum number of Shares of Stock that may be subject to Awards (unless necessary to effect the adjustments required by Section 5.1);

(b)                                 extend the term of the Plan beyond the period provided in Section 10.3; or

(c)                                  materially modify the requirements as to eligibility for participation in the Plan.

10.2                        No Affect on Outstanding Awards.  No termination, amendment, or modification shall adversely affect the rights and obligations with respect to Awards outstanding under the Plan, without the consent of the Eligible Participant holding such Award.

10.3                        Duration of Plan.  If not sooner terminated under Section 10.1, the Plan shall fully cease and expire at midnight on the date that is ten years from the Effective Date of the Plan.  Options outstanding at the time of the Plan termination may continue to be exercised in accordance with their terms.

SECTION 11

REQUIREMENTS OF LAW

11.1                        Federal Securities Law Requirements.  With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

11.2                        Governing Law.  The Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.